EXHIBIT 3.2b

CERTIFICATE OF AMENDMENT OF BYLAWS OF

COPART, INC.

     Paul A. Styer, the Secretary of Copart, Inc., a California corporation (the “Company”), hereby certifies that by a meeting held on September 27, 2004, the Company’s board of directors amended Section 2.12 of the Company’s Bylaws. Section 2.12 of the Company’s Bylaws shall read in its entirety as follows:

          “2.12 PROXIES

          Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents by proxy authorized by an instrument in writing, electronic transmission or any other form of transmission permitted by law signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.”

Executed effective as of September 27, 2004.

/s/ Paul A. Styer

Paul A. Styer
Secretary